Exhibit 99.1

Great Elm Group Inc. Enters Private REIT Industry Through Acquisition of Management Agreements for Monomoy Properties REIT

◾	Transformative Transaction for GEG’s Investment Management Business
◾	Furthers GEG’s Strategy Adding a Long-Duration Capital Vehicle
◾	More Than Doubles AUM to Over $500 million and Leverages GEG’s Tax Attributes
◾	Transaction Includes Growth Investment into Monomoy REIT of up to $30 Million
◾	Acquisition was Unanimously Approved by GEG’s Disinterested Directors

WALTHAM, Mass., May 5, 2022 (GLOBE NEWSWIRE) -- Great Elm Group, Inc. (“we,” “us,” “our,” “GEG,” or “Great Elm”) (NASDAQ: GEG), a diversified holding company, today announced that Great Elm Capital Management, Inc. (“GECM”), a subsidiary of GEG, acquired the investment management agreement for Monomoy Properties REIT, LLC (“Monomoy REIT”) and certain other related assets from Imperial Capital Asset Management, LLC (“ICAM”) for an upfront purchase price of $10 million. In connection with the transaction, GEG committed to investing $15 million into Monomoy REIT and intends on investing an additional $15 million in Monomoy REIT over the next 12 months, although it is not contractually obligated to do so.

Formed in 2014, Monomoy REIT is a private real estate investment trust founded by ICAM, with a 108-property portfolio of diversified net leased industrial assets representing approximately $348 million of real estate at fair value as of March 31, 2022.

Strategic Considerations

This transaction is aligned with GEG’s strategy to generate attractive tax advantaged returns on invested capital, increase AUM, and acquire management rights to long-duration asset management businesses that utilize the expertise of its Board, management and financial resources, including its NOLs.

The acquisition of the management agreements are predicated on (i) a strong platform backed by a skilled and seasoned management team, (ii) long duration capital and, therefore, durable management fees, with a path to becoming a permanent capital entity, (iii) GEG’s competitive advantage to raise capital for Monomoy REIT given its unique tax structure, (iv) growing GEG’s investment management segment, allowing it to leverage fixed overhead, and (v) an attractive purchase price.

GEG’s strategic growth investment into the REIT is compelling given the (i) strong track record and team, (ii) fragmented industry, (iii) secular tailwinds from de-globalization, infrastructure and construction spending, energy resurgence, and onshoring of supply chains, (iv) significant organic growth opportunities including a large build-to-suit pipeline, (v) familiarity with management given GEG’s June 2021 investment in Monomoy REIT, and (vi) GEG’s tax attributes which offer an advantage to shield both current income and long term gains.

“GEG’s entry into the private REIT sector through Monomoy REIT represents a transformative transaction for our investment management business, and demonstrates significant progress towards our strategy of managing a diversified set of recurring fee-generating, long-duration capital vehicles,” stated Peter A. Reed, Chief Executive Officer of GEG. “We believe Monomoy’s diversified portfolio of industrial properties is unique and poised for sustainable growth reflecting the REIT’s differentiated positioning, secular market shifts, and strong tenant relationships. GEG’s investment in Monomoy REIT will facilitate property acquisitions as well as business development opportunities across the portfolio’s existing customer base.”

Chris Macri, President of Monomoy, stated “I am excited to join the Great Elm team to continue to grow our platform.  GEG’s resources and investment in Monomoy will help accelerate our growth.  We intend to pursue a robust pipeline of acquisition and organic growth opportunities.”

Monomoy REIT’s growth potential represents a substantial value creation opportunity for GEG. Pro forma for the acquisition, AUM increases from approximately $224 million to $572 million as of March 31, 2022.

GEG believes it can accelerate Monomoy’s growth trajectory through its capital investment and fundraising abilities utilizing its competitive advantage derived from its tax attributes. GEG’s commitment of $15 million and intention to invest up to $30 million will increase AUM, annual management fees and property management fees.

Transaction Terms

GECM has agreed to an initial acquisition price of $10.0 million at closing financed with a combination of: (i) $2.5 million in newly issued shares of GEG common stock, which equals 1,369,984 shares issued at $1.81 per share, which is the 30-calendar day volume-weighted average of the closing sales price ending on April 14, 2022; (ii) $1.25 million in shares of common stock of Great Elm Capital Corp. (“GECC”) owned by GEG and valued at the subscription price of the next GECC rights offering; and (iii) a promissory note issued by GECM in an aggregate principal amount of approximately $6.3 million, which bears interest at 6.5% per annum and is payable at GECM’s option with either cash, GECC shares owned by GEG, or newly issued GEG shares (subject to shareholder approval). The promissory note is due August 4, 2023 but may be extended by GECM for an additional nine months, subject to certain conditions.

The transaction has also been structured such that ICAM has the ability to receive two earnout payments up to $1 million each following the fiscal years ending June 30, 2023 and June 30, 2024 based upon achievement of certain financial metrics. The earnouts may be paid at GECM’s option with either cash or newly issued GEG shares (subject to shareholder approval).

Finally, in connection with the transaction, GEG committed to investing $15 million into Monomoy REIT and intends on investing an additional $15 million in Monomoy REIT over the next 12 months, although it is not contractually obligated to do so.

Importantly, the acquisition was unanimously approved by GEG’s disinterested Directors. The transaction was negotiated between a special committee of independent directors and ICAM.

Oppenheimer & Co. Inc. served as financial advisor to GEG.
About Great Elm Group, Inc.
Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded holding company that is building a business across two operating verticals: Investment Management and Operating Companies. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

About Monomoy Properties
Monomoy Properties REIT, LLC is a private Real Estate Investment Trust that was formed in 2014 with the purpose of building an industry leading single-tenant industrial portfolio specializing in Net Leased assets, specifically Class B & C warehouse, distribution & light manufacturing assets.

About Imperial Capital Asset Management
Imperial Capital Asset Management, LLC (“ICAM”) founded Monomoy REIT and is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940. Prior to the transaction, ICAM controlled the operations of Monomoy REIT, including its portfolio management.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Contacts:
Investor Relations
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investorrelations@greatelmcap.com